Exhibit 10.1




           BONUS PLAN OF DIRECTORS OF PEOPLES STATE BANK


     Directors of the Bank are eligible to receive an annual bonus in a maximum amount of $4,800.  The maximum bonus is reduced by $400 for each meeting of the Board not attended after the first absence.